UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2006

INFOSEARCH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97385	90-0002618
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4086 Del Rey Avenue Marina Del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 437-7380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c));

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of certain Officers.

This purpose of this Form 8-K/A is to amend and supplement the Form 8-K filed on December 18, 2006 by InfoSearch Media, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) disclosing the grant on December 12, 2006 (the “December Grant”) of options to purchase up to 2,097,150 shares of the Company’s common stock, $0.001 par value per share (the “Company Common Stock”), to George Lichter, a director and the Chief Executive Officer of the Company. Pursuant to the terms and subject to the limitations of the Company’s 2004 Stock Option Plan, as amended (the “Stock Option Plan”), the December Grant to Mr. Lichter could not exceed options to purchase up to 325,000 shares of the Company Common Stock. The Company has treated the portion of the December Grant to the extent it exceeded options to purchase 325,000 options as invalid and void ab initio. The valid portion of the grant that survived was for options to purchase 325,000 shares of Common Stock. Such options were 100% vested on the date of the grant, have a term of ten years, have an exercise price of $0.17 per share (the closing market price of the Company Common Stock on the OTC Bulletin Board on the date of grant), and are subject to the terms and conditions of the Stock Option Plan.

Subsequently, on January 12, 2007, the Company granted Mr. Lichter options to purchase an aggregate of 1,772,150 shares of the Company’s Common Stock. Of this amount, options to purchase up to 1,000,000 shares of the Company Common Stock were granted under the Stock Option Plan, have a term of ten years, and have an exercise price of $0.20 (the closing market price of the Company Common Stock on the OTC Bulletin Board on January 12, 2007, the day on which the grant was made), of which, options to purchase up to 447,150 shares of the Company Common Stock were 100% vested on the date of the grant and options to purchase up to 552,850 shares of the Company Common Stock vest in equal monthly installments over the thirty-six month period following the date of the grant. In addition to the foregoing options to purchase 1,000,000 shares granted under the Stock Option Plan, pursuant to the terms of a separate grant agreement (the “Grant Agreement”), Mr. Lichter was granted options to purchase 772,150 shares of the Company Common Stock to Mr. Lichter, which options will vest immediately upon the first occurrence of the Company reporting a net profit for a full fiscal year following fiscal year 2006. These options are for a term of ten years, have an exercise price of $0.20 (the closing market price of the Company Common Stock on the OTC Bulletin Board on January 12, 2007, the day on which the grant was made), and are subject to other terms substantially similar to grants under the Stock Option Plan.

The above descriptions of the awards granted to Mr. Lichter are qualified in their entirety by the terms of the Stock Option Plan and by the terms of the Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSEARCH MEDIA, INC.

Dated: March 6, 2007	By:	/s/ Frank Knuettel II
Name: Frank Knuettel II Title: Chief Financial Officer